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                                                                     EXHIBIT 4.3

                        ASPECT COMMUNICATIONS CORPORATION

                           1999 EQUITY INCENTIVE PLAN
                           --------------------------

         1. Purposes of the Plan. The purposes of this Equity Incentive Plan are
            --------------------
to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted under the Plan may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

         2. Definitions. As used herein, the following definitions shall apply:
            -----------

            (a) "Administrator" means the Board or its Committee appointed
                 -------------
pursuant to Section 4 of the Plan.

            (b) "Affiliate" means an entity other than a Subsidiary (as defined
                 ---------
below) in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

            (c) "Applicable Laws" means the legal requirements relating to the
                 ---------------
administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

            (d) "Board" means the Board of Directors of the Company.
                 -----

            (e) "Change of Control" means a sale of all or substantially all of
                 -----------------
the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

            (f) "Code" means the Internal Revenue Code of 1986, as amended.
                 ----

            (g) "Committee" means one or more committees or subcommittees
                 ---------
appointed by the Board to administer the Plan in accordance with Section 4 below.

            (g) "Common Stock" means the Common Stock of the Company.
                 ------------


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            (h) "Company" means Aspect Communications Corporation, a California
                 -------
corporation.

            (i) "Consultant" means any person, including an advisor, who is
                 ----------
engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services.

            (j) "Continuous Service Status" means the absence of any
                 -------------------------
interruption or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent(s), Subsidiaries, Affiliates or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of Continuous Service Status.

            (k) "Corporate Transaction" means a sale of all or substantially all
                 ---------------------
of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

            (l) "Director" means a member of the Board.
                 --------

            (m) "Employee" means any person (including, if appropriate, any
                 --------
Named Executive, Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

            (n) "Exchange Act" means the Securities Exchange Act of 1934, as
                 ------------
amended.

            (o) "Fair Market Value" means, as of any date, the value of Common
                 -----------------
Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales
            ------
price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing sales price on the last preceding trading date from which such quotation exists shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling

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prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

           (p)  "Incentive Stock Option" means an Option intended to qualify as
                 ----------------------
an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.

           (q)  "Named Executive" means any individual who, on the last day of
                 ---------------
the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

           (r)  "Nonstatutory Stock Option" means an Option not intended to
                 -------------------------
qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

           (s)  "Officer" means a person who is an officer of the Company within
                 -------
the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

           (t)  "Option" means a stock option granted pursuant to the Plan.
                 ------

           (u)  "Option Agreement" means a written document, the form(s) of
                 ----------------
which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

           (v)  "Optioned Stock" means the Common Stock subject to an Option.
                 --------------

           (w)  "Optionee" means an Employee or Consultant who receives an
                 --------
Option.

           (x)  "Parent" means a "parent corporation," whether now or hereafter
                 ------
existing, as defined in Section 424(e) of the Code.

           (y)  "Plan" means this 1999 Equity Incentive Plan.
                 ----

           (z)  "Reporting Person" means an Officer, Director or greater than
                 ----------------
10% shareholder of the Company within the meaning of Rule 16a-2 of the Exchange Act, who is required to file reports pursuant to Rule 16a-3 of the Exchange Act.

           (aa) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange
                 ----------
Act, as amended from time to time, or any successor provision.


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           (bb) "Share" means a share of the Common Stock, as adjusted in
                 -----
accordance with Section 13 of the Plan.


           (cc) "Stock Exchange" means any stock exchange or consolidated stock
                 --------------
price reporting system on which prices for the Common Stock are quoted at any given time.

           (dd) "Subsidiary" means a "subsidiary corporation," whether now or
                 ----------
hereafter existing, as defined in Section 424(f) of the Code.

           (ee) "Ten Percent Holder" means a person who owns stock representing
                 ------------------
more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

     3.    Stock Subject to the Plan. Subject to the provisions of Section 13 of
           -------------------------
the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 3,950,000 Shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grant under the Plan.

     4.    Administration of the Plan.
           --------------------------

           (a)  General. The Plan shall be administered by the Board or a
                -------
Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers (who may (but need not) be Officers) to grant Options to Employees and Consultants.

           (b)  Administration with respect to Reporting Persons. With respect
                ------------------------------------------------
to Options granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

           (c)  Committee Composition. If a Committee has been appointed
                ---------------------
pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the


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Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and
Section 162(m) of the Code.

     (d)  Powers of the Administrator. Subject to the provisions of the Plan and
          ---------------------------
in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

          (ii) to select the Employees and Consultants to whom Options may from time to time be granted;

          (iii)  to determine whether and to what extent Options are granted;

          (iv) to determine the number of shares of Common Stock to be covered by each such award granted;

          (v)    to approve forms of Option Agreement for use under the Plan;

          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise price, the time or times when an Option may be exercised (which may be based on performance criteria), the vesting schedule, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Optioned Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vii) to determine when and under what circumstances an Option may be settled in cash under Section 10(f) instead of Common Stock;

          (viii) to make any amendments or adjustments to any Option that the Administrator determines, in its discretion and under the authority granted to it under the Plan, to be necessary or advisable, provided however that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

          (ix) to construe and interpret the terms of the Plan and awards granted under the Plan; and

          (x) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options to Optionees who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

     (e)  Effect of Administrator's Decision. All decisions, determinations and
          ----------------------------------
interpretations of the Administrator shall be final and binding on all Optionees.

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         5.   Eligibility.
              -----------

              (a)  Recipients of Grants. Nonstatutory Stock Options may be
                   --------------------
granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided however that Employees of an Affiliate shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

              (b)  Type of Option. Each Option shall be designated in the Option
                   --------------
Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

              (c)  No Employment Rights. The Plan shall not confer upon any
                   --------------------
Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6.   Term of Plan.  The Plan shall become effective upon its adoption
              ------------
by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

         7.   Term of Option. The term of each Option shall be the term stated
              --------------
in the Option Agreement; provided however that the term of an Option shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of such Incentive Stock Option shall be five
(5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8.   Limitation on Grants to Employees.  Subject to adjustment as
              ---------------------------------
provided in Section 13 below, the maximum number of Shares which may be subject to Options granted to any one Employee under this Plan for any fiscal year of the Company shall be 500,000.

         9.   Option Exercise Price and Consideration.
              ---------------------------------------

              (a)  Exercise Price. The per Share exercise price for the Shares
                   --------------
to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                   (i)    In the case of an Incentive Stock Option


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                     (A) granted to an Employee who at the time of grant is a
Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

                     (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option granted to any person, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to merger of other corporate transaction.

          (b)  Permissible Consideration. The consideration to be paid for the
               -------------------------
Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of
(1) cash, (2) check, (3) delivery of Optionee's promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate, (4) cancellation of indebtedness; (5) other Shares that (i) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, (6) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (7) delivery of a properly executed exercise notice together with such other instructions as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and prompt delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable withholding taxes, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the bests interests of the Company at such time.

     10.  Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder. Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan, and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of Options shall be tolled during any such leave.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) Termination of Status as an Employee or Consultant. In the
                   --------------------------------------------------
event of termination of an Optionee's Continuous Service Status, such Optionee may, but only within sixty (60) days (or such other period of time, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

               (c) Disability of Optionee. Notwithstanding Section 10(b) above,
                   ----------------------
in the event of termination of an Optionee's Continuous Service Status as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), such Optionee may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

          (d)  Death of Optionee. In the event of the death of an Optionee:
               -----------------

              (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Service Status since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death, subject to the limitation set forth in
Section 5(b); or

              (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Service Status, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination

          (e) Extension of Exercise Period. The Administrator shall have full
              ----------------------------
power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Service Status from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

          (f) Buy-Out Provisions. The Administrator may at any time offer to buy
              ------------------
out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

     11.  Taxes.
          -----

          (a) As a condition of the exercise of an Option granted under the Plan, the Optionee (or in the case of the Optionee's death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of Option and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

          (b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from the Optionee's compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

          (c) In the case of an Optionee other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Optionee shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").
                                --------

          (d) If permitted by the Administrator, in its discretion, an Optionee may satisfy his or her tax withholding obligations upon exercise of an Option by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date on the date of surrender equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise.

          (e) Any election or deemed election by an Optionee to have Shares withheld to satisfy tax withholding obligations under Section 11(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by an Optionee under Section 11(d) above must be made on or prior to the applicable Tax Date.

          (f) In the event an election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

     12.  Non-Transferability of Options. An Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 12.

     13.  Adjustments Upon Changes in Capitalization, Corporate Transactions,
          ------------------------------------------------------------------
Change of Control and Certain Other Transactions.
------------------------------------------------

          (a)  Changes in Capitalization. Subject to any required action by the
               -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of Shares set forth in Section 3 above, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any Employee under Section 8 above, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock (including any change in the number of Shares of Common Stock effected in connection with a change of domicile of the Company), or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

          (b)  Dissolution or Liquidation. In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, each outstanding Option shall terminate immediately prior to the consummation of the transaction, unless otherwise provided by the Administrator.

          (c)  Corporate Transactions; Change of Control. In the event of a
               -----------------------------------------
Corporate Transaction, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation (such entity, the "Successor Corporation"), unless the Successor Corporation does not agree to such assumption or substitution, in which case such Options shall terminate upon the consummation of the transaction. Notwithstanding the preceding sentence, in the event of a Change of Control, each outstanding Option shall be assumed or an equivalent option substituted by the Successor Corporation, unless the Successor Corporation does not agree to such assumption or substitution, in which case, the vesting of each Option shall accelerate and each Option shall become exercisable in full (including with respect to Shares as to which an Option would not otherwise be vested and exercisable) prior to consummation of the transaction at such time and on such conditions as the Administrator shall determine. To the extent an Option is not exercised prior to consummation of a Change of Control in which the vesting of Options is being accelerated, such Option shall terminate upon such consummation and the Administrator shall notify the Optionee of such fact at least five (5) days prior to the date on which the Option terminates.

          For purposes of this Section 13(c), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction or a Change of Control, as the case may be, each Optionee would be entitled to receive upon exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 13); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

          (d)  Certain Distributions. In the event of any distribution to the
               ---------------------
Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

     14.  Time of Granting Options. The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator; provided however that in the case of an Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     15.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination. The Board may at any time amend,
               -------------------------
alter, suspend, discontinue or terminate the Plan, but no amendment, alteration, suspension, discontinuance or termination (other than an adjustment made pursuant to Section 13(a) above) shall be made that would materially and adversely affect the rights of any Optionee under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such as degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or
              ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     16.  Conditions Upon Issuance of Shares. Notwithstanding any other
          ----------------------------------
provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

     17.  Reservation of Shares. The Company, during the term of this Plan, will
          ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18.  Option Agreement. Options shall be evidenced by Option Agreements in
          ----------------
such form as the Administrator shall from time to time approve.

     19.  Shareholder Approval. If required by the Applicable Laws, continuance
          --------------------
of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. To the extent shareholder approval is required by the Applicable Laws and is not obtained, all Options issued under the Plan that are subject to such approval shall become void. In addition, the Company shall obtain shareholder approval prior to reducing the exercise price of any Option to the then current Fair Market Value. Such shareholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.